05/20/99

David W. Larson
President
First Mortgage Network, Inc.
8751 Broward Blvd.
Fifth Floor
Plantation, Fl 33324

Dear David:

We have received your request to exercise your option to renew the term of our agreements; 1.Mortgage Loan Processing Agreement, First Mortgage Network, Inc. and Atlanta Internet Bank, FSB, April 1, 1998. 2. License, Staffing: Purchase and Sale Agreement between First Mortgage Network, Inc. and Atlanta Internet Bank, Inc. dated April 1, 1998-and 3. Atlanta Internet Bank Mortgage Center Mortgage Loan Origination, Processing, Purchase and Sale Agreement.

We are happy to extend these contracts provided that we can synchronize all three agreements with regard to term. If this is acceptable to you, please provide the following change in the Mortgage Loan Origination, Processing, Purchase, and Sale Agreement:

Under section 4 add the following language:

"This Agreement may be terminated with or without cause by LENDER upon sixty
(60) days written notice to the PROCESSOR."

Thank you for extending our valuable relationships.


Sincerely,



/s/ Jeff Watson
-----------------------------
Jeff Watson
Chief Lending Officer




Acknowledged and Accepted:



/s/ Jack Rodgers
-----------------------------
 Jack Rodgers, President
Mortgage.Com, Inc., CDG